Exhibit 99.1

ROC Announces Pricing of Upsized Initial Public Offering

DENVER, CO, February 19, 2026 (GLOBE NEWSWIRE) — Rank One Computing Corporation d/b/a ROC, (“ROC” or the “Company”), a U.S. leader in multimodal Vision AI, building sovereign biometric, video analytics, and mission intelligence solutions into a unified platform, today announced the pricing of its Initial Public Offering (the “Offering”) of 4,000,000 shares of its common stock at a public offering price of $6.00 per share, which was the high end of the range, for total gross proceeds of $24 million, before deducting underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds from the offering (i) to hire key resources that enable growth and support market share capture; (ii) to update and expand our neural-processing infrastructure to accelerate the pace in which we train and deploy Vision AI algorithms; and (iii) for working capital and general corporate purposes. In connection with the Offering, ROC has granted the underwriter a 30-day option to purchase up to an additional 600,000 shares of its common stock to cover over-allotments, if any.

ROC’s common stock is expected to begin trading on the Nasdaq Capital Market on February 20, 2026, under the ticker symbol “ROC.” The Offering is expected to close on February 23, 2026, subject to the satisfaction of customary closing conditions.

The Benchmark Company, LLC, is acting as the Sole Book Running Manager for the Offering.

A registration statement on Form S-1 relating to the Offering (File No. 333-291913), as amended, was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on January 30, 2026. The Offering is being made only by means of a prospectus, forming a part of the registration statement. A preliminary prospectus related to the Offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to this Offering, when available, may be obtained from: The Benchmark Company, LLC, 150 East 58th Street, 17th Floor, New York, NY 10155, by calling +1 (212) 312-6700, or by emailing prospectus@benchmarkcompany.com.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ROC

ROC is a leading U.S. developer and manufacturer of Vision AI, delivering sovereign biometrics, video analytics, and mission intelligence through a unified platform. This enables agency and integrator partners to unlock faster, more accurate, and cost-efficient capabilities. At its core, ROC transforms raw pixels into real-time operational awareness for defense, public safety, and digital commerce. The Company is headquartered in Denver, Colo., with additional hubs in Grand Rapids, Mich., and Morgantown, W.V. For more information, please visit the Company’s website: www.roc.ai.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Among other things, the description of the proposed offering in this announcement contains forward-looking statements. The Company may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: (i) the Company’s goals and strategies and (ii) the Company’s future business development, financial condition, and results of operations. Further information regarding these and other risks is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

Matt Aitken, VP of Marketing

media@roc.ai